UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2021
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
Commencement of Self-Tender Offer and Suspension of Share Redemption Program
KBS Real Estate Investment Trust III, Inc.’s (the “Company”) board of directors has approved a self-tender offer for shares of the Company’s common stock, par value $0.01 per share, to commence on or about June 4, 2021, for up to 33,849,130 shares at a purchase price of $10.34 per share (the “Purchase Price”), or approximately $350 million of shares (the “Offer”). Unless extended or withdrawn, the Offer will expire at midnight Eastern Time on or about Thursday, July 1, 2021.
The Offer is designed to provide limited liquidity to holders of shares for which there is no current public market. Historically, the Company offered limited liquidity to holders of shares under the Company’s share redemption program. However, the share redemption program limits the number of shares the Company may redeem during any calendar year, so the Company’s board of directors has decided to conduct the Offer to provide stockholders with additional liquidity that is in excess of that permitted under the Company’s share redemption program.
In December 2019, the Company’s board of directors determined to suspend Ordinary Redemptions (defined below) under the Company’s share redemption program and Ordinary Redemptions under the share redemption program have remained suspended as the Company navigates through the impact of the COVID-19 pandemic. Ordinary Redemptions are all redemptions other than those that qualify for the special provisions for redemptions sought in connection with a stockholder’s death, “Qualifying Disability” or “Determination of Incompetence” (each as defined in the share redemption program and, together, “Special Redemptions”). During the suspension of Ordinary Redemptions, no Ordinary Redemption requests have been or will be accepted under the share redemption program.
Further, in connection with the approval of the Offer, the Company’s board of directors approved a temporary suspension of all redemptions under the share redemption program, including Special Redemptions. As such, Special Redemptions under the share redemption program have been suspended for the June 30, 2021 redemption date, meaning no Special Redemptions will be made under the share redemption program in June 2021. During the suspension of Special Redemptions, no requests have been or will be accepted under the share redemption program.
The Company will not accept any redemption requests under the share redemption program until the completion of the Offer and all outstanding redemption requests under the share redemption program have been cancelled. Redemptions under the share redemption program are expected to resume on the last business day of July 2021. If stockholders would like to submit a redemption request under the share redemption program, they may do so after the Offer expires. After the completion of the Offer, the Company intends to remove the current funding limitation of the share redemption program such that, during any calendar year, the Company may redeem up to 5% of the weighted-average number of shares outstanding during the prior calendar year, consistent with Securities and Exchange Commission (“SEC”) guidance and interpretations. The Company also intends to amend the share redemption program such that Ordinary Redemptions are redeemed at 96% of the most recent estimated value per share of the Company’s common stock. The redemption price for Special Redemptions would remain at the most recent estimated value per share of the Company’s common stock, and the Company would continue to provide reserve funding for Special Redemptions. However, in its sole discretion, the Company’s board of directors could amend, further suspend, or terminate the share redemption program upon ten business days’ notice.
The Purchase Price is 96% of $10.77, which is the most recent estimated value per share of the Company’s common stock. This estimated value was approved by the Company’s board of directors on May 13, 2021, and was based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, or net asset value, divided by the number of shares outstanding, all as of March 31, 2021, with the exception of adjustments to the Company’s net asset value to give effect to the change in the estimated value of the Company’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of April 29, 2021. For a full description of the methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the estimated value per share, see the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2021.

Important Information
This filing is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company intends to disseminate to its stockholders and file with the SEC. The full details of the tender offer, including complete instructions on how to tender shares, will be included in the materials which the Company will disseminate to stockholders and file with the SEC upon commencement of the tender offer. Stockholders are urged to read the offer to purchase, the letter of transmittal and other related materials when they become available because they will contain important information, including the terms and conditions of the tender offer. Stockholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials that the Company files with the SEC at the SEC’s website at www.sec.gov or by calling the information agent for the contemplated tender offer, who will be identified in the materials filed with the SEC at the commencement of the tender offer. In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at www.kbsreitiii.com under the “Investor Information” section.
Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
These statements are subject to the risk that the future estimated value per share of the Company is lower than the current estimated value per share; that the Company will not commence or complete the Offer; that the Offer will be oversubscribed; that the Company will change the anticipated timing of the Offer or change the number and amount of shares the Company will purchase in the tender offer; that the Company will change the Purchase Price of the Offer; and that the Company will not able to provide enhanced liquidity to stockholders through the share redemption program after the completion of the Offer.
With respect to the estimated value per share, the appraisal methodology for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT assumes a discount to account for the holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in Prime US REIT’s units in the public market and expected future volatility. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Advisor and the Company, are the respective party’s best estimates as of March 31, 2021, April 29, 2021 or May 13, 2021, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.
The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of the Company’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the Company’s or its tenants’ business, financial condition, results of operations and cash flows, the markets and communities in which the Company and its tenants operate and the Company’s investment in Prime US REIT depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. The fluidity of the COVID-19 pandemic continues to preclude any prediction as to the ultimate adverse impact of the pandemic on the Company or the global economy as a whole.
These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, each as filed with the SEC. You should interpret many of the risks as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: June 3, 2021	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary